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                                                                       EXHIBIT 5
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                                                                October 17, 1997

Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, New Jersey 07417-1880

Ladies and Gentlemen:

        In connection with the proposed shelf registration under the Securities Act of 1933, as amended (the "Securities Act"), by Becton, Dickinson and Company, a New Jersey corporation (the "Company"), of $400,000,000 principal amount of the Company's debentures, notes or other debt securities (the "Debt Securities") (the prospectus contained therein also relates to an additional $100,000,000 aggregate principal amount of Debt Securities carried forward from the Company's Registration Statement No. 333-23559 (on Form S-3) pursuant to Rule 429 under the Securities Act) proposed to be issued under an Indenture, dated as of March 1, 1997 (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"), and/or warrants to purchase Debt Securities (the "Warrants" and, together with the Debt Securities, the "Securities") proposed to be issued pursuant to a Warrant Agreement (the "Warrant Agreement") to be entered into between the Company and a Warrant Agent (the "Warrant Agent"), I have examined such corporate records and other documents, including the Registration Statement on Form S-3 proposed to be filed with the Securities and Exchange Commission (the "Registration Statement"), and have reviewed such matters of law as I have deemed necessary for this opinion, and I advise you that in my opinion:

        1. The Company is a corporation duly organized and existing under the laws of the State of New Jersey.

        2. When the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture, the Debt Securities of a particular series (the "Offered Debt Securities") or Warrants of a particular series (the "Offered Warrants" and, together with the Offered Debt Securities, the "Offered Securities") have been duly authorized by the Board of Directors of the Company or of a duly authorized committee thereof and when, with respect to any Offered Warrants, the Warrant Agreement has been duly executed and delivered, and the Offered Securities have been duly executed and issued in accordance with the provisions of the applicable Indenture and/or Warrant Agreement and the Offered Debt Securities have been duly authenticated, the Offered Securities have been issued and sold as contemplated in the Registration Statement, and the Registration Statement has become effective under the Securities Act, the Offered Securities will be legally issued, valid and binding obligations of the Company.

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        I consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references made to me in the Prospectus contained as a part of the Registration Statement.

                                            Very truly yours,

                                            /s/ John W. Galiardo
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                                                John W. Galiardo